Exhibit 99.1

News Bulletin

For Further Information:
2200 West Parkway Boulevard	Stephen D. Young
Salt Lake City, Utah 84119-2331	Chief Financial Officer
www.franklincovey.com	(801) 817-1776

FRANKLINCOVEY ANNOUNCES
 Investor Webinar

Salt Lake City, Utah –  November 13, 2007 – FranklinCovey (NYSE: FC) today announced it will host an investor webinar to discuss with shareholders and the financial community the Company’s financial results for its fourth quarter and fiscal year ended August 31, 2007.  The discussion will be held on Thursday, November 15, 2007 at 11:00 a.m. Eastern Standard Time (9:00 a.m. Mountain Standard Time).

Interested persons can participate by calling 1-866-356-3095, access code: 32331415 and by logging on to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=102601&eventID=1695079.

About FranklinCovey
FranklinCovey is a leading learning and performance services firm assisting professionals and organizations in measurably increasing their effectiveness in leadership, productivity, communication and sales. Clients include 91 of the Fortune 100, more than three-quarters of the Fortune 500, thousands of small and mid-sized businesses, as well as numerous government entities. Organizations and professionals access FranklinCovey services and products through consulting services, licensed client facilitators, one-on-one coaching, public workshops, catalogs, more than 90 retail stores, and www.franklincovey.com .  Nearly 1,500 FranklinCovey associates provide professional services and products in 36 offices in 129 countries.